As filed with the Securities and Exchange Commission on September 13, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Trinity Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	35-2670395
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 N. 1st Street, Suite 302

Phoenix, Arizona 85004

(Address of principal executive offices) (Zip Code)

2019 Trinity Capital Inc. Long Term Incentive Plan, AS AMENDED

Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, AS AMENDED

(Full title of the Plans)

Kyle Brown

c/o Trinity Capital Inc.
1 N. 1st Street
Suite 302
Phoenix, Arizona 85004

(Name and address of agent for service)

(480) 374-5350
(Telephone number, including area code, of agent for service)

With a copy to:
Harry S. Pangas, Esq.
Darius I. Ravangard, Esq.
Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006
Tel: (202) 261-3300
Fax: (202) 261-3333

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Registration of Additional Shares

Pursuant to General Instruction E

Pursuant to General Instruction E of Form S-8, Trinity Capital Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register (1) 5,800,000 additional shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), for issuance under the 2019 Trinity Capital Inc. Long Term Incentive Plan, as amended (the “Long-Term Incentive Plan”), and (2) 60,000 additional shares of Common Stock for issuance under the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, as amended (the “Non-Employee Director Plan”). Such shares of Common Stock are in addition to the 3,600,000 shares of Common Stock issuable under the Long-Term Incentive Plan and 60,000 shares of Common Stock issuable under the Non-Employee Director Plan that the Registrant previously registered pursuant to its Registration Statement on Form S-8 filed on September 14, 2021 (File No. 333-259513) (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. The 5,800,000 additional shares of Common Stock for issuance under the Long-Term Incentive Plan and the 60,000 additional shares of Common Stock for issuance under the Non-Employee Director Plan being registered hereby were approved by the Registrant’s stockholders at its annual meeting of stockholders held on June 12, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

(a)(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 6, 2024;

(a)(2)	the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 26, 2024;

(b)(1)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 1, 2024;

(b)(2)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 7, 2024;

(b)(2)	the Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 5, 2024, March 28, 2024, March 28, 2024, April 16, 2024, June 14, 2024, June 28, 2024, July 19, 2024, August 5, 2024 and August 23, 2024; and

(c)	the description of the Registrant’s Common Stock referenced in its Registration Statement on Form 8-A, as filed with the Commission on January 28, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby, including, but not limited to, the Description of Registrant’s Securities filed as Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the Commission on March 6, 2024).

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been “furnished” and not “filed” in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 30, 2023).

4.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed on January 16, 2020).

4.3	2019 Trinity Capital Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 23, 2021).

4.4	Amendment No. 1 to the 2019 Trinity Capital Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 14, 2024).

4.5*	Form of Restricted Stock Agreement (2019 Trinity Capital Inc. Long Term Incentive Plan).

4.6	Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 23, 2021).

4.7	Amendment No. 1 to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 14, 2024).

4.8	Form of Restricted Stock Agreement (Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan) (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 filed September 14, 2021).

5.1*	Opinion of Dechert LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement and incorporated herein by reference).

107*	Filing Fee Table

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 13th day of September, 2024.

Trintiy Capital Inc.

By:	/s/ Kyle Brown
	Name:	Kyle Brown
	Title:	Chief Executive Officer, President, Chief Investment Officer

POWER OF ATTORNEY

Each officer and director of Trinity Capital Inc. whose signature appears below hereby constitutes and appoints Kyle Brown, Sarah Stanton and Michael Testa, and each of them to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, resubstitution and revocation, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to execute and file this Registration Statement on Form S-8 and any and all amendments thereto (including, without limitation, any post-effective amendments), with any and all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on September 13, 2024.

Signature	Title

/s/ Kyle Brown	Chief Executive Officer, President and Chief Investment Officer, and Director
Kyle Brown	(Principal Executive Officer)

/s/ Michael Testa	Chief Financial Officer and Treasurer
Michael Testa	(Principal Financial and Accounting Officer)

/s/ Steven L. Brown	Executive Chairman
Steven L. Brown

/s/ Ronald E. Estes	Director
Ronald E. Estes

/s/ Michael E. Zacharia	Director
Michael E. Zacharia

/s/ Irma Lockridge	Director
Irma Lockridge

/s/ Richard Hamada	Director
Richard Hamada

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